Exhibit 4.1
                                                                   -----------



                              PURCHASE AGREEMENT

                 Made and signed in Tel Aviv on 2nd July, 2002


                                   Between:

              Koor Industries Ltd. (Public Company No. 52-001414-3)
             of 21 Ha'arbaa Street, Platinum House, Tel Aviv 64739
              Facsimile: 03-6238425
              ("Koor")
                                                            of the first part;
                                                            ------------------

                                     And:

              Elta Systems Ltd. (Private Company No. 51-048798-6)
              of 100 Yitzhak Hanassi Avenue, P.O.B. 330, Ashdod 77102
              Facsimile: 08-8563930
              ("Elta")
                                                           of the second part;
                                                           -------------------

                                     And:

              Elisra Electronic Systems Ltd. (Private Company No. 52-003587-4) of 48 Mivtza Kadesh Street, Bnei Brak 51203
              Facsimile: 03-6175878
              ("the Company")
                                                            of the third part;
                                                            ------------------


Whereas Koor is the owner of the entire issued share capital of the Company except for one share held by Koor Investments Ltd., a wholly-owned subsidiary of Koor; and

Whereas Koor wishes to sell to Elta and Elta wishes to purchase from Koor 35,013,000 ordinary shares of a par value of NIS 1 each of the Company, which constitute on the date of signing this Agreement and which will constitute on the date of closing the transaction, 30% of the issued share capital of the Company, and all in accordance with and subject to the contents of this Agreement; and

Whereas Koor wishes to grant Elta an option and Elta wishes to accept an option from Koor, non-transferable and non-tradable, to purchase 9,336 800 ordinary shares of a par value of NIS 1 each of the Company, which constitute on the date of signing this Agreement and which will constitute on the date of closing the transaction, 8% of the issued share capital of the Company, and all in accordance with and subject to the contents of this Agreement; and

Whereas A binding document of principles as signed between Koor and Elta on 7th June, 2002 ("Binding Document of Principles"), which was also approved by the Company and Israel Aircraft Industries Ltd. (insofar as its contents relate to either of them and bind them); and

Whereas The Binding Document of Principles lays down, inter alia, arrangements regarding sale of the shares as aforesaid and grant of the option as aforesaid, and also states that it binds the parties to it in every matter and respect as long as a detailed agreement has not been signed between them; and

Whereas The parties wish to enter into this detailed Agreement as aforesaid;

              Now therefore, the parties have agreed and stipulated as follows:


1.     Preamble, headings and definitions
-----------------------------------------

1.1 The preamble to this Agreement, its Appendices and the declarations of the parties thereto, constitute an integral part thereof and one of its terms.

1.2 The headings of the clauses in this Agreement are provided for convenience of orientation only, and shall not be used in its interpretation.

1.3 In this Agreement, the terms listed below shall have the meaning appearing alongside them, unless expressly stated otherwise:

      ------------------------------------- -----------------------------------------------------------------
      "Stock Exchange"                      A Stock Exchange in Israel or abroad.
      ------------------------------------- -----------------------------------------------------------------
      "a Stock Exchange                     As the term "Stock Exchange" is defined in the Securities Law,
       in Israel"                           5728-1968.
      ------------------------------------- -----------------------------------------------------------------
      "Foreign Stock Exchange"              As this term is defined in the Securities law, 5728-1968.
      ------------------------------------- -----------------------------------------------------------------
      "BVR"                                 B.V.R. Systems (1998) Ltd.
      ------------------------------------- -----------------------------------------------------------------
      "the Option"                          As defined in Clause 4.2 below.
      ------------------------------------- -----------------------------------------------------------------
      "the Notice of Exercise"              As defined in Clause 5.3 below.
      ------------------------------------- -----------------------------------------------------------------
      "the Subsidiaries"                    Tadiran Systems, Tadiran Spectralink, BVR, Galil Microwaves
                                            Ltd., Decolink Wireless Ltd., Stellar,  Elisra Inc., and
                                            any one of them.
      ------------------------------------- -----------------------------------------------------------------
      "the Shares Being Sold"               As defined in Clause 4.1 below.
      ------------------------------------- -----------------------------------------------------------------
      "the Trustee"                         H P N Trust Company Ltd.
      ------------------------------------- -----------------------------------------------------------------
      "Public Offering"                     An initial public offering of shares of
                                            the Company in which the shares
                                            of the Company will be listed for
                                            trading on a Stock Exchange.
      ------------------------------------- -----------------------------------------------------------------
      "the Cooperation Agreement"           As defined in Clause 11.1 below.
     ------------------------------------- -----------------------------------------------------------------
      "the Shareholders' Agreement"         Appendix B to this Agreement.
      ------------------------------------- -----------------------------------------------------------------
      "the Suspending  Conditions"          As defined in Clause 6.1 below.
      ------------------------------------- -----------------------------------------------------------------
      "Zehava"                              Zehava Bnei Brak Co. Ltd.
      ------------------------------------- -----------------------------------------------------------------
      "Government Company"                  As defined in the Government Companies law, 5735-1975.
      ------------------------------------- -----------------------------------------------------------------
      "the Trust Account"                   As defined in Clause 5.3 below.
      ------------------------------------- -----------------------------------------------------------------
      "Business Day"                        A day on which banking services are provided
                                            to the public by most of the banks in  Israel.
      ------------------------------------- -----------------------------------------------------------------
      "LIBOR"                               The interbank interest rate in the
                                            US dollar market, as published in
                                            London, in Reuters Midday, on the
                                            Business Day preceding the date of
                                            making any interest-bearing
                                            payment pursuant to this Agreement
                                            for a period of three months.
      ------------------------------------- -----------------------------------------------------------------
      "the Closing Date of a                If as part of the Public Offering, shares of the Company
       Public Offering"                     are listed on a Foreign Stock Exchange - the date on
                                            which the Company's shares are listed or the date on
                                            which the proceeds of the Public Offering are
                                            transferred from the underwriters to the Company, and
                                            all the documents which are a condition for the closing
                                            of the Public Offering are exchanged between the
                                            parties, including opinions of the legal advisers,
                                            whichever is the later date; If as part of the Public
                                            Offering the shares of the Company are listed for
                                            trading on a Stock Exchange in Israel only - the date on
                                            which the Company's shares are listed on a Stock
                                            Exchange in Israel.
      ------------------------------------- -----------------------------------------------------------------
      "the Transaction Closing Date"        As defined in Clause 8.1 below.
      ------------------------------------- -----------------------------------------------------------------
      "the Exercise Price"                  As defined in Clause 5.4 below.
      ------------------------------------- -----------------------------------------------------------------
      "the Option Shares"                   As defined in Clause 4.2 below.
       ------------------------------------- -----------------------------------------------------------------
      "the First Option Shares"             As defined in Clause 5.1 below.
      ------------------------------------- -----------------------------------------------------------------
      "the Second Option Shares"            As defined in Clause 5.2 below.
      ------------------------------------- -----------------------------------------------------------------
      "Ordinary Shares"                     As defined in Clause 2.3 below.
      ------------------------------------- -----------------------------------------------------------------
      "Binding Document of Principles"      As defined in the preamble to this Agreement.
      ------------------------------------- -----------------------------------------------------------------
      "Stellar"                             Stellar Satellite Communications Ltd.
      ------------------------------------- -----------------------------------------------------------------
      "the Deposit Amount"                  As defined in Clause 10.1 below.
      ------------------------------------- -----------------------------------------------------------------
      "Interest"                            LIBOR less 0.2%.
      ------------------------------------- -----------------------------------------------------------------
      "Tadiran Systems"                     Tadiran Electronic Systems Ltd.
      ------------------------------------- -----------------------------------------------------------------
      "Tadiran Spectralink"                 Tadiran Spectralink Ltd.
      ------------------------------------- -----------------------------------------------------------------
      "the Consideration for the Shares"    As defined in Clause 4.1 below.
      ------------------------------------- -----------------------------------------------------------------
      "the First Option Period"             As defined in Claus 5.1 below.
      ------------------------------------- -----------------------------------------------------------------
      "the Second Option Period"            As defined in Clause 5.2 below.
      ------------------------------------- -----------------------------------------------------------------


2.     The Declarations of Koor and the Company
-----------------------------------------------

Koor and the Company hereby declare, jointly and severally, that the declarations and presentations set out below are correct and complete as at the date of signing this Agreement.

2.1 Koor is a public company duly associated in Israel. The Company is a private company duly associated in Israel.

2.2 True copies of the documents of association of the Company and of all the Subsidiaries, including all the amendments made thereto, are attached to this Agreement as Appendix 2.2.

2.3 The registered capital of the Company is NIS 116,710,000 and is divided into 116,710,000 Ordinary Shares of a par value of NIS 1 each ("Ordinary Shares").

2.4 The issued and paid up capital of the Company is NIS 116,710,000 and is divided into 116,709,999 Ordinary Shares held by Koor and one Ordinary Share held by Koor Investments Ltd. (a wholly-owned subsidiary of Koor). All of Koor's shares in the Company, including the shares owned by Koor Investments Ltd., were fully paid up and are free and clear of any lien, pledge, attachment, priority, right of first refusal and/or any third party right, and will remain so up to the Transaction Closing Date.

2.5 Except as described in Appendix 2.5, the Company has not given and has not undertaken to give to any of its shareholders and/or to any third party, an option or right to purchase shares or rights in the share capital of the Company.

2.6 Appendix 2.6 sets out all the holdings of the Company and of each of the Subsidiaries of the Company in shares and/or rights in corporations of any kind whatsoever (except for financial investments of the Company and/or any of the Subsidiaries in a securities investment portfolio at a total value of the entire investment portfolio of up to 10 million US dollars, and provided that as a result of such financial investments, the Company and/or any of the Subsidiaries become interested parties in the companies in which they invested as aforesaid).

2.7 Appendix 2.7 sets out all the options and/or rights to purchase shares ad/or rights in the share capital, which were granted by any of the Subsidiaries to any of their shareholders and/or to any third parties.

2.8 Appendix 2.8 set out all the shareholders' agreements and/or voting agreements to which the Company and/or any of the Subsidiaries is a party, as well as an agreement among shareholders to which Zehava is a party.

2.9 From the date of association of the Company and of each of the Subsidiaries they are duly associated, and there is no decision or order for winding down or liquidation or receivership or any similar step, against them. The Board of Directors of the Company reviews from time to time the possibility of voluntary liquidation of Stellar.

2.10 The signing of this Agreement and its performance by Koor and/or the Company, does not contravene the documents of association of Koor and/or of the Company, as the case may be, and except for the approvals and consents described in Appendix 2.10, there is no need for the approval and/or consent of any third party by virtue of any law and/or agreement, to the entry of the Company and Koor into this Agreement and the performance of all their undertakings hereunder.

2.11 All the organs of Koor and of the Company, whose approval is required for the signing and performance of this Agreement, have duly approved the entry of Koor and/or of the Company, as the case may be, into this Agreement and the performance of all their undertakings hereunder.

2.12 Appendix 2.12 lists all the members of the Board of Directors of the Company.

2.13 The audited financial statements of the Company on a consolidated basis as at 31 December, 2001, including the notes thereto, which are attached to this Agreement as Appendix 2.13(A), and the audited financial statements of the Company on a consolidated basis as at 31 March, 2002, including the notes thereto, which are attached to this Agreement as Appendix 2.13(B), reflect fairly and in accordance with accounting standards generally accepted in Israel, the assets and liabilities and the results of the business operations of the Company for the periods then ended. From 31 March, 2002 and up to the date of signing this Agreement, the Company and/or any of the Subsidiaries have not taken upon themselves any obligation which is not in the normal course of business, in an amount exceeding US $1,000,000 (one million US dollars) per one such obligation and in a cumulative amount for all the obligations of US $5,000,000 (five million US dollars).

2.14   The auditors of the Company are KPMG - Somech Haikin.

2.15 From 31 March, 2002 up to the date of signing this Agreement, the Company and the Subsidiaries have been managing their businesses in the normal manner, and no materially adverse change has occurred in the business condition of the Company, Tadiran Systems and Tadiran Spectralink or in the business condition of the Company on a consolidated basis and relating to the profit and loss report forecast of the Company on a consolidated basis for the first six months of 2002, which are attached to this Agreement as Appendix 2.15.

2.16 The backlog of the Company and of the Subsidiaries as at 31 December, 2001 and the rules of recording the backlog according to which the backlog was prepared, are attached as Appendix 2.16(A). The backlog of the Company and of the Subsidiaries as at 31 March, 2002, which was prepared in accordance with the rules of recording the backlog, is attached as Appendix 2.16(B). Neither the Company nor any of the Subsidiaries has received any written notice from any third party of cancellation of a material order recorded in the backlog, or any written notice from any third party giving specific notice that if a certain condition is not met or is not met within a certain time, a material order recorded in the backlog will be cancelled.

2.17 Except for the guarantees listed in Appendix 2.17, the Company and/or any of the Subsidiaries have not given and have not undertaken to give any guarantee to secure the debts and/or obligations of any third party, and have not created or undertaken to create any lien to secure the obligations of any third parties.

2.18 Except for the guarantees listed in Appendix 2.18, as at 25 June, 2002 no third party, including banks, has given any guarantees to secure the debts and/or obligations of the Company and/or of any of the Subsidiaries.

2.19 Except for Appendix 2.19, there are no liens and/or attachments on the assets of the Company and/or of any of the Subsidiaries.

2.20 Except for the actions and proceedings described in Appendix 2.20, there are no claims or legal proceedings pending against the Company and/or any of the Subsidiaries, in a court, in arbitration proceedings or any other proceeding, and there are no judicial decisions binding the Company and/or any of the Subsidiaries which have not yet been implemented.

       Except for that described in Appendix 2.20(A), the legal counsel of the Company has not received, whether directly from any third party or indirectly through the management level of the Company, any threat, written or oral, of filing a claim against the Company and/or any of the Subsidiaries, in an amount exceeding US $1,000,000 (one million US dollars) with regard to any such threat.

2.21 Except for that described in Appendix 2.21, neither the Company and/nor the Subsidiaries is a party to any agreement with Koor and/or interested parties therein and/or offices therein.

2.22 The Company and the Subsidiaries have made the provisions in the financial statements (attached as Appendices 2.13(A) and 2.13(B)) in respect of their employees in accordance with any agreement to which they are signatories. The provisions which the Subsidiaries make in the above financial statements are based on 80% of the total wages, a percentage that constitutes, in the opinion of the Company's management, about 100% of the determining wages with regard to severance pay as laid down in law, in accordance with the collective labour agreements that bind the Company and/or the Subsidiaries, insofar as they exist, or a higher percentage of the wages pursuant to personal employment agreements. If the Company and/or any of the Subsidiaries implement an efficiency plan that includes downsizing, they are obligated to pay associated workers the benefits described in the downsizing agreement to which they are signatories, if such an agreement exists. The business condition of the Company or the Subsidiaries and the forecast of the management of the Company and/or of the Subsidiaries for the coming years, does not necessitate downsizing, and therefore there is no provision in the financial statements for implementation of any downsizing plan, including with regard to employees included in named lists for downsizing, insofar as such lists were prepared.

2.23 In connection with a fire which occurred at the plant of Tadiran Systems and Tadiran Spectralink in March 2001, those companies expended, up to 31 December 2001, a total of US $29,630,000 (twenty-nine million, six hundred and thirty thousand US dollars) for the restoration and repair of the fire damages, and have received from The Israeli Phoenix Insurance Association Ltd. (in this paragraph - "the Insurance Company"), on account of those rights, the sum of US $9,950,0-00 (nine million, nine hundred and fifty thousand US dollars). Accordingly, the consolidated financial statements of the Company as at 31 December 2001 include, under the Company's assets, US $19,680,000 (nineteen million, six hundred and eighty thousand US dollars) as an "asset payable" from the Insurance Company. The Company's management expects that during 20902 and 2003, not more than US $10,000,000 (ten million US dollars) will be expended in connection with the fire damages. The total amount of the above companies' claim from the Insurance Company exceeds US $60,000,000 (sixty million US dollars), where that sum is updated by those companies from time to time so as to include all the damages they sustained in connection with the fire. Tadiran Systems and Tadiran Spectralink have acted, to the extent required at their best discretion, in accordance with the insurance policy for receipt of the monies due to them from the Insurance Company. It is hereby clarified that the aforesaid does not constitute a representation and/or declaration of Koor and/or of the Company with regard to the total amount that will be paid to the above companies by the Insurance Company. The aforesaid notwithstanding, if the assets recorded in the consolidated financial statements of the Company on the date of signing this Agreement or which are or will be recorded at a later date - are depreciated in respect of the fire damages by a cumulative amount of more than US $10,000,000 (ten million US dollars) (hereinafter in this paragraph - "the Threshold Amount"), any such sum in excess of the Threshold Amount shall be seen as infringement of the representation made in this Clause 2.23 above.

2.24 Except in connection with the holdings of the Company in BVR as described in Appendix 2.6 and with the representations and declarations made in Clause 2.8 above, none of the representations and declarations set out in this Clause 2 applies in relation to BVR, and in everything relating to BVR, Koor and the Company declare and affirm that the immediate and periodic reports of BVR, including the financial statements as published, do not include, as at the date of their publication, any Misleading Detail as that term is defined in the Securities Law, 5728-1968.

2.25 The Company, the Subsidiaries and Zehava have rights of ownership and/or lease and/or rental of the land described in the list attached to this Agreement as Appendix 2.25.

2.26 The Company and the Subsidiaries associated in Israel submitted to the tax authorities in Israel, and Elisra Inc. submitted to the tax authorities in the U.S.A., all the reports they are required by law to submit, promptly, and they have made all the payments arising out of those reports. In the opinion of the management of the Company, those payments and the provisions made in the consolidated and audited financial statements of the Company as at 31 December 2001, meet all the tax obligations of the Company and the Subsidiaries in respect of the period up to 31 f December, 2001. The aforesaid notwithstanding, if the Company and/or the Subsidiaries pay and/or a final obligation arises (after objections, petitions or appeals) of the Company to make tax payments in respect of the period up to 31 December, 2001, in respect of which no provision was made in the consolidated and audited financial statements of the Company as at 31 December, 2001, in a cumulative amount exceeding US $4,000,000 (four million US dollars) (hereinafter in this paragraph - "the Threshold Amount"), any such sum in excess of the Threshold Amount shall be seen as infringement of the representation made in this Clause 2.26 above.

2.27 Any disclosure appearing in any of the Appendices to Clause 2 shall be seen as appearing also in the other Appendices to Clause 2, if it is ostensibly apparent that such a disclosure is relevant also to the contents of any of the other Appendices.


3.     The declarations of Elta
-------------------------------

Elta hereby declares that the declarations and representations below are true and complete as at the date of signing this Agreement.

3.1    Elta is a private company duly associated in Israel.

3.2 Elta is capable of meeting its obligations under this Agreement properly and on time, and has the financial resources enabling full payment of the Consideration for the Shares.

3.3 Elta has the experience, knowledge and ability to assess its contacting in this Agreement and its significance, and taking into account, inter alia, the aforesaid, it has performed due diligence of the Company to its satisfaction.

3.4 Unless and insofar as included specifically in the representations according to this Agreement, Elta purchases the Shares Being Sold at their value and in their condition as is, and in the condition of the Company and its activities and holdings as is, and accordingly, Elta does not and will not have any allegation against Koor and/or the Company in connection with unsuitability, error, deception or the like, in connection with anything not expressly defined as a representation of Koor and/or of the Company in this Agreement.

3.5 Except for representations or undertakings made expressly in this Agreement, Koor and/or the Company have not given and shall not be deemed to have given to Elta (including to anyone acting on its behalf) any information, representation or undertaking, and Koor and/or the Company are not and shall not be liable for any information conveyed to Elta (including to anyone acting on its behalf) in connection with the Company, including in relation to its value, its business and its activities, its assets or liabilities or to the financial results of its operations.

3.6 Elta and/or anyone acting on its behalf knows of no infringement and/or error and/or deception and/or omission in any representation and/or declaration made by Koor and/or the Company in this Agreement.

3.7 The signing and implementation of this Agreement by Elta does not contravene the documents of association of Elta, and except as written in Appendix 3.7, there is not need for the approval and/or consent of any third party by virtue of any law and/or agreement, for Elta's entry into this Agreement and implementation of all its undertakings hereunder.

3.8 All the organs of Elta whose approval is required for the signing and performance of this Agreement, have duly approved Elta's entry into this Agreement and the implementation of all its undertakings hereunder.


4.     The Transaction
----------------------

4.1 Koor undertakes to sell to Elta and Elta undertakes to buy from Koor, on the Transaction Closing Date, 35,013,000 (thirty-five million and thirteen thousand) Ordinary Shares which constitute, on the date of signing this Agreement and which will constitute on the Transaction Closing Date, 30% of the issued shares of the Company ("the Shares Being Sold"), , fully paid up and clear of any pledge, lien, right and/or claim of any third party, in consideration of payment to Koor on the Transaction Closing Date of US $100,000,000 (one hundred million US dollars) ("the Consideration for the Shares") less the Deposit Amount and the Interest accrued in respect thereof, and all in the manner and on the terms set out below.

4.2 Koor hereby grants Elta and Elta hereby accepts from Koor, without any addition to the Consideration for the Shares, a non-transferable and non-tradable option ("the Option"), to purchase 9,336,800 (nine million, three hundred and thirty-six thousand eight hundred) Ordinary Shares (subject to the adjustments described in Clause 5.5 -below only), which constitute on the date of signing this Agreement and which will constitute on the Transaction Closing Date, 8% of the issued share capital of the Company ("the Option Shares"), against payment of US $26,400,000 (twenty-six million, four hundred thousand US dollars), all in the manner and on the terms set out below.


5. The Option - The Option Periods, the Exercise Price, adjustment of the
-------------------------------------------------------------------------
   number of Option Shares, the Trustee
   ------------------------------------

5.1 The Option in respect of 3,501,300 shares out of the Option Shares ("the First Option Shares") shall be exercisable by Elta only in full and once only, on any Business Day starting from the Transaction Closing Date and up to the occurrence of the earlier of these two ("the First Option Period"):

       (a)    31 December, 2003;

       (b) 14 days prior to the date expected to be the Closing Date of a Public Offering as per the underwriters' notice.

5.2 The Option in respect of 5,835,500 shares out of the Option Shares ("the Second Option Shares") shall be exercisable by Elta in full and once only, on any Business Day starting from the Transaction Closing Date and up to the occurrence of the earlier of these two ("the Second Option Period"):

       (a)   31 December, 2003;

       (b)   30 days after the Closing Date of a Public Offering.

5.3 Elta may exercise the Option at any time during the First Option Period or the Second Option Period, as the case may be, by giving written and signed notice to Koor in the wording attached to this Agreement as Appendix 5.3 ("the Notice of Exercise"), to which will be attached a deed of share transfer signed by Elta in the working attached to this Agreement as Appendix 5.3(A), with a copy to the Trustee. Upon receipt of the copy of the Notice of Exercise, the Trustee shall open a special Trust Account, the details of which will be conveyed to Elta in writing within two Business Days from the date of receipt of the copy of the Notice of Exercise by the Trustee ("the Trust Account"). Not later than 10:00 on the fourteenth Business Day after giving the Notice of Exercise, Elta shall transfer to the Trust Account, by bank transfer, the Exercise Price. Upon receipt of the Exercise Price in the Trust Account, the Trustee shall transfer to Elta the First Option Shares and/or the Second Option Shares, as the case may be, and for that purpose shall sign the deed of share transfer which was attached to the Notice of Exercise. Immediately thereafter - the Trustee shall transfer the Exercise Price to Koor by bank transfer, to the bank account of Koor, the details of which will be conveyed to the Trustee by Koor, subject to the provisions of the Trust Agreement Appendix A to this Agreement. The Company undertakes to record in its books of account the transfer of the First Option Shares and/or the Second Option Shares in the name of Elta upon transfer of the First Option Shares or the Second Option Shares from the Trustee to Elta, to report the matter to the registrar of Companies and to take any further action required in order to fully validate the transfer of the Option Shares to the name of Elta.

       Koor hereby undertakes that from the date of transfer of the Option Shares to the name of the Trustee and until their transfer to Elta's name or until expiry of the Option, in whole or in part in accordance with the aforesaid, the shares will remain free of any pledge, lien or third party right and/or claim.

5.4    "The Exercise Price" means -

       (a) If the Notice of Exercise is given by Elta during the First Option period for the First Option Shares only - the sum of US $9,900,000 (nine million, nine hundred thousand US dollars);

       (b) If the Notice of Exercise is given by Elta during the Second Option period for the Second Option Shares only - the sum of US $16,500,000 (sixteen million, five hundred thousand US dollars);

       (c) If the Notice of Exercise is given by Elta during the First Option period for the First Option Shares and the Second Option Shares - the sum of US $26,400,000 (twenty-six million, four hundred thousand US dollars).

5.5 If during the period between the date of signing this Agreement and the date of transfer of all the Option Shares from the Trustee to Elta, the Company distributes bonus shares and/or splits or consolidates its issued share capital (except for an allotment of new shares not by way of bonus shares), the number of the Option Shares shall be adjusted accordingly. For the removal of doubt, it is clarified that adjustment of the number of the Option Shares shall apply only in accordance with the provisions of this Clause 5.5.

5.6 In addition to the provisions of this Clause 5 above, if all the shares of the Company are sold to any third party (hereinafter in this Clause
       5.6 - "Third Party") during the First Option Period and/or the Second Option Period, as the case may be, Koor undertakes to ensure that Elta will be able to purchase all the Option Shares it has not yet exercised (all the Option Shares or the First Option Shares or the Second Option Shares, as the case may be) (hereinafter in this sub-clause - "the Remaining Shares"), in consideration of the Exercise Price, and to sell them to Third Party at the same price per share and on the same other terms as those at which the Remaining Shares in the Company will be sold, and all on the occasion of closing the transaction for sale of the shares to Third Party.
       It is hereby agreed that as long as Elta does not give written notice to Koor with a copy to the Trustee, whereby it waives its right to exercise the option in respect of the Remaining Shares by the date of closing the sale transaction with Third Party, Elta shall be seen as having automatically exercised the option in respect of all the Remaining Shares, without need to give notice of exercise on the date of closing the sale transaction with Third Party.
       On the date of closing the sale transaction with Third Party, Third Party shall transfer to the Trustee the consideration for the Remaining Shares, and on the same date the Trustee shall transfer the exercise price in respect of the Remaining Shares to Koor, the balance of the consideration over and above the Exercise Price, if any, to Elta, and the Remaining Shares to Third Party.

       The parties undertake to ensure the inclusion of the above provisions in the sale agreement with Third Party.

5.7    (a)    If as a result of exercise of the Option by Elta in respect of the Option Shares or the First Option Shares or the Second
              Option Shares, the Company can expect to become a Government
              Company, Elta may not exercise the Option in respect of those shares unless it assigns its right to give Notice of Exercise in respect of that part of the Option Shares or the First Option
              Shares or the Second Option Shares, in whole or in part, which would make the Company a Government Company (hereinafter in this sub-clause - "the Assigned Shares"), to any third party
              (hereinafter in this sub-clause - "the Assignee"), in an irrevocable written notice of assign which will be sent to Koor with a copy to the Trustee, at least 5 days prior to the date of dispatch of the Notice of Exercise ("the Notice of Assign"). The
              Assignee shall sign the Notice of Assign in respect of the Assigned Shares as aforesaid, and shall also adopt the provisions of the Trust Agreement Appendix A to this Agreement.

       (b)    A condition for performance of assign as aforesaid in sub-clause
              (a), shall be giving joint Notice of Exercise signed by the Assignee and Elta, in which the Assignee will exercise all the Assigned Shares and Elta will exercise the Remaining Shares of the Option or the First Option Shares or the Second Option Shares, as the ca seamy be, so that the total number of shares exercised by Elta and the Assignee will be equal to all the Option Shares or all the First Option Shares or all the Second Option Shares, as the case may be. Clause 5.2 above shall apply mutatis mutandis.

       (c) Koor may oppose the assign of the Option, in whole or in part, as described above, for reasonable cause, by written notice which it sends to Elta with a copy to the Trustee within three days of the date of receipt of the Notice of Assign.

       (d) If Koor opposes the assign, Elta may assign the Option, in whole or in part, as provided in sub-clause (a) above, to another assignee whom it proposes. Notice of assign to the other assignee will be conveyed to Koor within a period of 30 days from the date of receipt of Koor's opposition, and all other relevant dates, including the term of the Option, shall be postponed for a period of 30 days and the provisions of this Clause 5.7 shall apply, mutatis mutandis.

5.8 It is hereby clarified that if, despite the underwriters' notice as referred to in Clause 5.1(b) above, the public offering is not closed and Elta gave Koor Notice of Exercise as provided in Clause 5.3 above, Elta may, within 7 Business Days from the date which was expected to be the Closing Date of a Public Offering as provided in Clause 5.1(b) above (hereafter in this section - "the Expected Date"), deliver to Koor with a copy to the Trustee, notice of cancellation of the Notice of Exercise, and in such case, on the tenth Business Day after the Expected Date, Koor and/or the Trustee shall restore the Exercise Price to Elta , insofar as the Exercise Price was deposited in the Trust Account and/or was transferred by the Trustee to Koor, and Elta shall transfer the Option Shares or the First Option Shares or the Second Option Shares, as the case may be, which were transferred to it by the Trustee, insofar as they were transferred, to the Trustee.

5.9 To secure fulfillment of the provisions of this Clause 5, Koor shall transfer the Option Shares to the Trustee on the Transaction Closing Date, and the parties will sign the Trust Agreement in the text attached to this Agreement as Appendix A.


6.     Suspending conditions
----------------------------

6.1 Everything stated in this Agreement, including and without derogation, the transaction Closing Date, is subject to and contingent upon the fulfillment of all the suspending conditions listed below by 31 December, 2002 ("the Suspending Conditions"). And these are the Suspending Conditions:

       (a)    Receipt of the approval of the Government for the transaction.

       (b) Receipt of the approval of the Restraint of Trade Commissioner for the transaction, including the consent of the Ministry of Defense to the extent required.

       (c) Receipt of the approval of the Chief Scientist at the Ministry of Industry and Trade for the transaction.

       (d) Receipt of the approval of the Investments Centre at the Ministry of Industry and Trade for the transaction.

6.2 It is hereby clarified that reasonable restrictions imposed by any of the government authorities referred to in Clause 6.1 above for approval of the transaction, shall not constitute the basis for an allegation of non-fulfillment of a Suspending Condition by any of the parties to the Agreement.

6.3 The parties will act jointly and with appropriate diligence for the rapid fulfillment of all the Suspending Conditions, and will coordinate in advance the text of every report, approach, notice, reporting or other written publications which is issued by any of them to the government authorities referred to in Clause 6.1 above, and all subject to any law. Each party shall bear its own expense incurred for fulfillment of the Suspending Conditions or any of them. Without prejudice to the aforesaid, the parties will submit to the Ministry of Defense and to the Restraint of Trade Commissioner, within 7 days from the date of signing the Cooperation Agreement, an application for approval of the transaction which is the subject of this Agreement, including all the documents required for receipt of such approval. The parties will respond immediately to every enquiry and/or demand received from the Ministry of Defense and/or from the Restraint of Trade Commissioner.

6.4 If and to the extent that the Suspending Conditions are not fulfilled by 31 December, 2002, this Agreement shall be cancelled, without any of the parties having any allegation and/or claim and/or demand against the other parties to this Agreement, and Koor shall restore to Elta the Deposit Amount, including Interest accrued in respect thereof from 10 June, 2002 to 31 December, 2002.


7.     Management of the Company from the date of signing the Agreement to
--------------------------------------------------------------------------
       the Transaction Closing Date
       ----------------------------

From the date of signing this Agreement and until the Transaction Closing Date, the parties shall act as follows:

7.1 The Company shall manage its business in the normal manner and shall not take any exceptional action which is not in the normal course of Company's business, such as amending the Company's Memorandum and Articles of Association, entering into a new area of occupation in which is not engaged on the date of signing this Agreement and which is not included in the Defense Operations (as this term is defined in the Shareholders' Agreement), a public offering and a private placement of shares of the Company to a strategic investor.

       For the purposes of this Clause 7.1 - "private placement" means an offering of shares to any third party and/or to any third parties, which is not a public offering, and "strategic investor" means an individual or corporation of repute, with business connections, technological know-how and resources in the area of Defense Operations (as this term is defined in the Shareholders' Agreement).

7.2 The Company shall not enter into any new transaction with interested parties in the Company, except for transfer to the Company of Koor's commitment to indemnify in favour of Bank Hapoalim B.M. in connection with guarantees and credit of Tadiran Systems as described in Appendix
       2.18. For the removal of doubt, it is clarified that the Company will continue to pay management fees to Koor in the format that existed prior to signing this Agreement, as described in Appendix 2.21.

7.3    The Company shall not distribute any dividend to its shareholders.

7.4 The Company shall forward to Elta any consolidated financial report, reviewed or audited, which is approved by the Board of Directors of the Company in the period from the date of signing this Agreement to the Transaction Closing Date.


8.     Closing the transaction and actions after closing the transaction
------------------------------------------------------------------------

8.1 The closing of the transaction will take place within three Business Days from the date on which all the Suspending Conditions are fulfilled, but not later than 31 December, 2002, or on any other date agreed upon by the parties in writing ("the Transaction Closing Date").

8.2 On the Transaction Closing Date, the representatives of the parties will meet in a place to be decided upon by the parties. On the occasion of closing the transaction, the following integrated actions will be taken, and their full and precise performance by the party responsible for them are a condition precedent for performance of the actions by the other party:

       (a) Elta will pay Koor the full consideration of the shares less the Deposit Amount, plus the Interest accrued in respect thereof from 10 June, 2002 until the Transaction Closing Date, by means of a bank transfer to the bank account of Koor, the details of which will be conveyed to Elta at least 2 Business Days before the Transaction Closing Date. On the same occasion, Elta will hand over to Koor written confirmation of the payment, signed by the authorized signatories of Elta's bank branch through which the consideration of the shares will be paid, in the wording attached to this Agreement as Appendix 8.2(A), or in other, similar wording approved by the bank. Confirmation from Elta's bank of performance of the transfer by SWIFT, will be attached to the letter of confirmation.

       (b) Koor and Elta will sign the deed of transfer of the Shares Being Sold from Koor to Elta, in the wording attached to this Agreement as Appendix 8.2(B).

       (c) The Company will record in its books of account the transfer of the Shares Being Sold, and will forward to Elta a share certificate in evidence of Elta's ownership of the Shares Being Sold, and an original signed copy of notice to the Registrar of Companies of transfer of the Shares Being Sold from Koor to Elta.

       (d) Koor and the Trustee will sign a deed of transfer of the Option Shares from Koor to the Trustee, in the wording of Appendix 82(D) to this Agreement.

       (e) The Company will record in its books of account the transfer of the Option Shares to the Trustee, and will forward to the Trustee (with a copy to Koor and to Elta) a share certificate in evidence of the Trustee's ownership of the Shares Being Sold, and an original signed copy of notice to the Registrar of Companies of transfer of the Shares Being Sold from Koor to Elta.

       (f) The parties and the trustee will sign the Trust Agreement Appendix A to this Agreement.

       (g) Koor, Elta and the Company will sign the Shareholders' Agreement Appendix B to this Agreement.

       (h) Koor and the Company will deliver to Elta a document setting out the material changes which occurred in the Company's business between the date of signing this Agreement and the Transaction Closing Date, to the extent they occurred.

       (i) Koor and the Company will deliver to Elta a signed opinion of Koor's lawyers (Herzog, Fox, Neeman & Co.), in wording to be agreed upon by the parties to this Agreement, and of the Company's lawyers in the wording of Appendix 8.2(D) to this Agreement.

       (j) Koor and the Company will deliver to Elta copies of all the approvals listed in Appendix 2.10 to this Agreement. Elta will deliver to Koor and to the Company copies of all the approvals and consents listed in Appendix 3.7 to this Agreement. It is hereby clarified that the contents of this sub-clause 8.2(i) shall not derogate from the joint responsibility of the parties to obtain the approval of the Restraint of Trade Commissioner for the transaction.

       (k) The Company will deliver to Elta copies, signed and approved by a lawyer, of resolutions of the Board of Directors of the Company and the General Meeting of the Company, approving the Company's contracting in this Agreement and the performance of all its undertakings hereunder, including approval of transfer of the Shares Being Sold from Koor to Elta and to the Trustee or from the trustee to Elta and/or the Assignee and/or to Koor.

       (l) The Company will deliver to Elta a copy, signed and approved by a lawyer, of a written resolution of the shareholders of the Company to substitute the Articles of the Company, and a copy of the new Articles, the provisions of which will be compatible with the Shareholders' Agreement; in addition, the Company will deliver to Elta a copy, approved by a lawyer, of written resolutions of the shareholders or General Meetings of Tadiran Systems and Tadiran Spectralink, for the amendment/substitution of the Articles of the companies, as well as a copy of the amended/substituted Articles of each of them, the provisions of which are compatible with the Shareholders' Agreement.

       (m) Koor will deliver to the Company with a copy to Elta, signed letter of resignation of directors who were appointed in its behalf to the Board of Directors of the Company, in he wording attached to this Agreement as Appendix 8.2(M).

       (n) Elta will deliver to the Company with a copy to Koor, signed notice of the appointment of 3 representatives on behalf of Elta to the Board of Directors of the Company, in the wording of Appendix 8.2(N). Koor and Elta will sign a written resolution of the shareholders of the Company for the appointment of those three representatives to the Board of Directors of the Company, in the wording of Appendix 8.2(N)(1) to this Agreement. Koor will deliver to the Company (with a copy to Elta) a written resolution in the wording of Appendix 8.2(N)(1), signed by Koor Investments Ltd.

       (o) Elta will deliver to Koor and to the Company a signed opinion of Elta's lawyers, in the wording of Appendix 8.2(O).

8.3 On the Transaction Closing Date, the following actions will also be taken: Koor Investments Ltd. will transfer to Koor the one Ordinary Share of the Company which it holds, and for that purpose will sign a deed of share transfer in the wording of Appendix 8.3. The Board of Directors of the Company will be convened for approval of transfer of that share or such approval will be given by way of a written resolution in the wording of Appendix 8.3(1). It is hereby clarified that Elta consents to the transfer of that share and waives any right of refusal or other right it has, regarding transfer of that share, insofar as it has such right.

8.4 The Company undertakes to submit to the Registrar of Companies all the reports it is obligated by law to submit in connection with any of the actions and/or resolutions listed in Clauses 8.2 and 8.3 above, within 14 days from the transaction Closing Date. The Company will forward to Koor and to Elta copies of all such reports.


9.     Indemnification
----------------------

9.1 Koor undertakes to indemnify Elta in respect of any losses in excess of a cumulative US $2,000,000 (two million US dollars) ("the Indemnity Amount"), which were sustained by Elta as a result of any incorrectness and/or infringement of any representation and/or declaration of the Company and/or of Koor in this Agreement, except for the representations and declarations appearing in Clauses 2.4, 2.5 and 2.8 above (insofar as Clause 2.8 relates to the Company alone) ("Infringement of a Representation").

       It is hereby clarified that if all of Elta's losses amounted cumulatively to US $2,000,000 (two million US dollars) or less, Elta shall not be entitled to indemnity in respect of those losses, and if Elta's cumulative losses exceeded US $2,000,000 (two million US dollars), the amount of the indemnity as defined above is any amount in excess of US $2,000,000 (two million US dollars). The provisions of this Clause 9.1 above in the matter of Elta's entitlement to indemnity in respect of loss amounting cumulatively to more than US $2,000,000 (two million US dollars) shall not apply with regard to Infringement of a Representation in connection with Clauses 2.22, 2.23 and 2.26 above, and with regard to such Infringement of a Representation, Elta shall be entitled to indemnity in respect of any loss it sustains.

9.2    "Loss" means -

       (a) All the payments made by the Company and/or the Subsidiaries to any third party in connection with a claim and/or demand filed against the Company and/or the Subsidiaries, in respect of a situation, act or event of the Company and/or the Subsidiaries which constitutes Infringement of a Representation.

       (b) The entire increase in provisions in the reviewed an d/or audited consolidated financial statements of the Company as a result of an increase in the liabilities of the Company and/or of the Subsidiaries, deriving from a situation, act or event of the Company and/or the Subsidiaries which constitutes Infringement of a Representation, and all in relation to the consolidated and audited financial statements as at 31 December, 2001 or the consolidated and reviewed financial statements as at 31 December, 2002.

       (c) The value of any asset of the Company and/or of the Subsidiaries which was disposed of from the assets of the Company and/or of the Subsidiaries as a result of a situation, act or event of the Company and/or the Subsidiaries which constitutes Infringement of a Representation, or the value of the depreciation made in respect of any asset of the Company and/or of the Subsidiaries which was disposed of as aforesaid, as a result of a situation, act or event of the Company and/or the Subsidiaries which constitutes Infringement of a Representation, and all as relates to the assets of the Company and/or of the Subsidiaries in the consolidated and audited financial statements as at 31 December, 2001 or in the consolidated and reviewed financial statements as at 31 December, 2002.

       (d) All the payments made by Elta to any third party in connection with a claim and/or demand filed against it in respect of Infringement of a Representation.

       (e) If the Company made full or partial provisions in the latest consolidated and audited and/or reviewed financial statements prior to the date of signing this Agreement, in connection with losses for which indemnity is due pursuant to this clause, the loss shall be any amount as provided in sub-clause (a) or (c) in excess of the amount of those provisions.

       (f) Any amount in respect of which the Company and/or Elta are entitled to receive indemnity, shall be deducted from the amounts referred to in sub-sections (a), (b), (c) and (d) above.

       (g) It is hereby clarified that with regard to the amounts referred to in sub-sections (a), (b) and (c) above, the loss will be at 30% of those amounts.

9.3 Koor shall be entitled to indemnify Elta in respect of any amount up to half of the Indemnity Amount, by way of a transfer of additional Ordinary Shares to Elta, for no additional consideration from Elta, provided that as a result of such transfer of shares Elta will not become the holder of more than 50% of the issued share capital of the Company on the date of the transfer, and subject to government approval of such transfer of the shares.

       The value of an Ordinary Share for the matter of this clause is US $330,000,000 (three hundred and thirty million US dollars) less the amount of the loss (provided that the provisions of Clause 9.2(g) do not apply with regard to the calculation of the loss), divided by the entire issued share capital of the Company on the Transaction Closing Date.

       Koor undertake that all the shares that will be transferred to Elta in accordance with this clause will be free of any pledge, lien, right and/or third party claim.

9.4    (a)    Koor's undertaking to indemnify in respect of losses listed in
              Clause 9.2(d) above, is subject to and contingent upon Elta notifying Koor immediately after delivery of the claim and/or demand to it, of the filing of the claim and/or receipt of the demand, and allowing Koor to take upon itself and at its own expense the management of the defense in the name of Elta against such claim and/or demand, in cooperation and providing
              Koor with all the information needed. Koor's undertaking to indemnify in respect of loses listed in Clause9.2(a) above is subject to an contingent upon Elta not opposing Koor's being allowed to take upon itself and at its own expense, the management of the defense in the name of the Company against such claim and/or demand, in cooperation and providing Koor with all the information needed.

       (b) Koor's undertaking to indemnify in respect of losses listed in Clauses 9.2(a) and 9.2(d) above, and in respect of which a settlement agreement was signed in good faith between the Company and/or Elta and any third party, is subject to and contingent upon, insofar as the settlement agreement is between Elta and any third party, Elta notifying Koor in writing of its intention to sign a settlement agreement and Koor giving its prior written consent to the settlement agreement, and insofar as the settlement agreement is between the Company and any third party, Elta will not object to the settlement agreement being contingent upon the receipt of Koor's prior written consent.

9.5 Elta shall not be entitled to indemnity from Koor in respect of Infringement of Representations as provided in this Clause 9, unless it submits to Koor a written demand within 30 days of the date on which the audited and signed financial statements of the Company for the year ended 31 December, 2003 were delivered to it. The limitation in this Clause 9.5 shall not apply with regard to a demand of Elta in respect of Infringement of a Representation in connection with Clause 2.23 above, and the limitation in this Clause 9.5 shall not apply with regard to a demand of Elta in respect of Infringement of a Representation in connection with Clause 2.26 above, regarding which Elta may submit a written demand in respect of any tax year up to the 2001 tax year, within 30 days of the date on which the self-assessment filed in respect of each such tax year becomes a final assessment in accordance with the provisions of the Income tax Ordinance [New Version].

9.6    Elta hereby affirms that except for the provisions of Clauses 9.1 to
       9.5 above, it and/or anyone acting on its behalf will not have any demand and/or claim and/or relief of any kind whatsoever against Koor and/or the Company and anyone acting for them or on their behalf, in connection with Infringement of a Representation or the cause of which is Infringement of a Representation, except for malicious Infringement of a Representation.

9.7 It is hereby clarified that the provisions of Clauses 9.1 to 9.6 above shall not apply with regard to the representations and declarations in Clauses 2.4, 2.5 and 2.8 above (insofar as the provisions of Clause 2.8 relate to the Company alone), regarding which Koor undertakes to indemnify Elta in respect of all the expense and losses it sustains as a result of any incorrectness and/or infringement of those representations and declarations, without limitation.


10.    The Deposit Amount
-------------------------

10.1 Koor confirms that in accordance with the Binding Document of Principles, Elta deposited on 10 June, 2002 the sum of US $10,000,000 (ten million US dollars) with Koor on account of the consideration of the shares ("the Deposit Amount").

 10.2 The Deposit Amount plus accrued Interest in respect thereof, will be returned to Elta in accordance with the provisions of Clause 6.4 above.


11.    The Cooperation Agreement
--------------------------------

11.1 The parties will negotiate in good faith for contracting in a binding cooperation agreement between the Company and Elta as quickly as possible ("the Cooperation Agreement"). Elta will ensure that the Cooperation Agreement will also apply to and bind Israel Aircraft Industries Ltd., including any corporation in its control, directly or indirectly. It is hereby clarified that exchanges of information between the parties as part of the negotiations, will be effected subject to restrictions of commercial confidentiality and conflict of interests.

11.2 The contracting in the Cooperation Agreement and the performance of that agreement, are subject to any approval required by law.


12.    Sundry provisions
------------------------

12.1 Each party shall bear its own legal expenses in connection with the contracting in this Agreement, and the mandatory payments and taxes applicable, if applicable to it pursuant to any law, in connection with the contracting in this Agreement. Applicable stamp duty, if applicable in respect of this Agreement, shall apply to and be paid by the Company.

12.2 This Agreement contains, merges and reflects all the agreed terms and conditions between the parties in the subject matter of the Agreement. Any promises, guarantees, written or oral contracts (including the Binding Document of Principles), undertakings or representations, assessments and estimates concerning the subject matter of this Agreement, which were given or made by the parties prior to making this Agreement, and which are not expressly reflected in it, shall not add to the obligations and rights laid down in this Agreement, or derogate from them or modify them, and the parties shall not be associated with them starting from the date of this Agreement.

12.3 No conduct on the part of any of the parties shall be deemed to be a waiver of any of its rights under this Agreement or under any law, or as a waiver or consent on its part to any breach or non-fulfillment of any condition, unless the consent, waiver, postponement, cancellation or addition is made specifically in writing.

12.4 Any amendment, modification or addition to this Agreement shall be valid only if made in writing and signed by all the parties to the Agreement.

12.5 This Agreement and everything connected with it is governed by the laws of the State of Israel, without application of the choice of law sections. The competent court in the jurisdiction of the District Court in Tel Aviv-Yafo shall have sole and exclusive jurisdiction in ay matter arising in connection with this Agreement and its performance.

12.6 Notwithstanding the provisions of any law, any amount which a party to this Agreement must pay another party to this Agreement cannot be set off without the prior written consent of the two parties.

12.7 No party to this Agreement nay transfer or assign to any third party any of its rights and/or any of its obligations deriving from this Agreement without the prior written consent of all the other parties to the Agreement who are bound by those obligations and/or rights under this Agreement, except as set out in this Agreement.

12.8 Any amount which a party to this Agreement must pay another party to this Agreement, shall be paid in US dollars.

12.9 Notices pursuant to or in connection with this Agreement shall be delivered in writing and signed by the person conveying the notice or whoever is authorized to sign on his behalf. A written notice which is dispatched by a party to this Agreement to another party to this Agreement (to the address appearing in the preamble to this Agreement, or to another address of which that party notifies the other parties to this Agreement in accordance with the provisions of this clause), shall be deemed to have been received by the party to which the notice was sent, within 4 (four) Business Days of the date it was handed in for dispatch by registered mail (against confirmation of handing in); on the date on which it was actually delivered or acceptance was refused if delivered by hand; on the date of transmittal by facsimile (if transmitted during a Business Day and if not transmitted during a Business Day, on the first Business Day after the date of its transmittal), provided that the transmitting party presents facsimile confirmation concerning transmittal of the notice.

12.10 The parties may not publish and/or disclose the contents of this Agreement except to the extent that they are required to do so by Israeli or foreign law (including reports and/or notices to the securities authorities in the U.S.A. and in Israel), and subject to restrictions of time, will try to coordinate the text of such reports and/or notices, except for the official notice of signing this Agreement insofar was the parties are required by law to give such notice, which will be given in any case with prior coordination between the parties as to the text of the notice.



                             [Signatures overleaf]

           [Page of signatures to the Agreement dated 2 July, 2002]


         In witness whereof the parties have affixed their signatures:


            Signed: ( - ) Signed: ( - )                   Signed: ( - ) Signed: ( - )
-----------------------------------------        ----------------------------------------
           Koor Industries Ltd.                        Elta Electronic Indusrties Ltd.
By:        Ran Medan                             By:        Haim Amitai (VP-Finance)
And by:    Aharon Zucker                         And by:    Jay Kopitzky (Legal Counsel)
/s/ Ran Madan                                    /s/ Haim Amitai
/s/ Aharon Zucker                                /s/ Jay Kopitzky


                   Signed: ( - )
-----------------------------------------
       Elisra Electronic Systems Ltd.
By:    Shlomi Rosenfeld (VP-Finance)
/s/ Shlomi Rosenfeld


The undersigned, Israel Aircraft Industries Ltd., controlling shareholder in Elta Electronic Industries Ltd., agrees to everything stated in Clause 11 above.

            Signed: ( - ) Signed: ( - )
----------------------------------------------------
       Israel Aircraft Industries Ltd.
By:        Avi Kanobel (VP-Finance)                         /s/ Avi Kanobel
And by:    Menashe Sagiv                                    /s/ Menashe Sagiv
                     (Deputy VP-Finance)


Affirmation
-----------
I the undersigned, Shlomo Heller, Adv., hereby affirm that the joint signatures of Ran Medan (ID No. 027866268) and of Aharon Zucker (ID No. 08075780) on the Agreement and all its Appendices and the accompanying documents, together with the stamp of Koor Industries Ltd. ("Koor") or its printed name, bind Koor in every matter and respect in accordance with its documents of association.


                   Signed: ( - )
----------------------------------------------------
                Shlomo Heller, Adv.
----------------------------------------------------
                 /s/ Shlomo Heller


Affirmation
-----------
I the undersigned, Ronit Zamiri, Adv., hereby affirm that the signature of Shlomi Rosenfeld (ID No. 10999647) on the Agreement and all its Appendices and the accompanying documents, together with the stamp of Elisra or its printed name, bind Elisra in every matter and respect in accordance with its documents of association.


                   Signed: ( - )
----------------------------------------------------
                Ronit Zamiri, Adv.
----------------------------------------------------
                 /s/ Ronit Zamiri
----------------------------------------------------

Affirmation
-----------
I the undersigned, Yaakov Galzan, Adv., hereby affirm that the joint signatures of Haim Amitai (ID No. 030158133) and of Jay Kopitzky (ID No. 31776403) on the Agreement and all its Appendices and the accompanying documents, together with the stamp of Elta Electronic Industries Ltd. ("Elta") or its printed name, bind Elta in every matter and respect in accordance with its documents of association, and that the joint signatures of Avraham Kanobel (ID No. 012594156) and of Menashe Sagiv (ID No. 54032750) on the Agreement and all its Appendices and the accompanying documents, together with the stamp of Israel Aircraft Industries Ltd. ("IAI") or its printed name, bind IAI in every matter and respect in accordance with its documents of association.


                   Signed: ( - )
----------------------------------------------------
                Yaakov Galzan, Adv.
----------------------------------------------------
                 /s/ Yaakov Galzan